EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 2-88940) pertaining to The BFGoodrich Company Retirement Plus Savings Plan of our report dated June 6, 2002, except for Note 3, as to which the date is June 18, 2003, with respect to the financial statements of The BFGoodrich Company Retirement Plus Savings Plan included in this Annual Report (Form 11-K/A) for the year ended December 30, 2001.

/S/ ERNST & YOUNG LLP

Charlotte, North Carolina
June 20, 2003